UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 24, 2014

001-33635

(Commission file number)

TAXUS CARDIUM PHARMACEUTICALS GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 250 San Diego, California 92121	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 24, 2014, Taxus Cardium Pharmaceuticals Group Inc., reported on interim data, including positive safety and statistically significant efficacy data from a randomized, multi-center, controlled study’s primary registration endpoint of improvement in cardiac perfusion (blood flow) with Generx compared to the control group. Eight weeks following administration, the group of patients who received Generx were found to have significant improvements in myocardial blood flow under stress, as compared to the control group – and the degree of improvement in Generx patients was of a magnitude that is similar to that observed following coronary interventions such as bypass surgery or angioplasty and stenting. A copy of the press releases is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on June 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 30, 2014	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer